SEPARATION AND GENERAL RELEASE AGREEMENT

This SEPARATION AND GENERAL RELEASE AGREEMENT (the “Agreement”) is made by and among Mandalay Digital Group, Inc., a Delaware corporation, previously known as NeuMedia, Inc. and Mandalay Media, Inc., a Delaware corporation (collectively the “Employer”), on the one hand, and David Mandell (the “Executive”), on the other hand (all collectively referred to as the “Parties”).

RECITALS

A.          WHEREAS, the Employer and the Executive entered into the Employment Agreement, effective February 1, 2012;

B.          WHEREAS, the Executive is an attorney who served as the General Counsel of the Employer and in that capacity acquired confidential and attorney-client communications;

B.          WHEREAS, the Employer and the Executive also entered into a Restricted Stock Agreement on or about January 3, 2012 (the “Stock Agreement”); and

C.          WHEREAS, the Executive now desires to voluntarily resign and sever his employment relationship with the Employer, or any of their past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, specifically including, but not limited to, Twistbox Entertainment, Inc. (the “Employer Entities”), and resolve any and all claims, known and unknown, between them including, but not limited to, claims arising during the Executive’s employment with the Employer Entities, and claims relating to the Employment Agreement and Stock Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

1.          Consulting Payment. Upon the Effective Date of this Agreement, the Employer agrees to pay the Executive a total sum of One Hundred Twenty Five Thousand Dollars ($125,000) for Executive to perform consulting services as described in Paragraph 5, below. The Employer shall pay this amount to the Executive in equal payments over a nine (9) month period from March 9, 2012, pursuant to its normal payroll cycle (but no less frequently than twice per month), and subject to all required federal and state tax withholdings. While the nine (9) month period shall commence beginning March 9, 2012, the first payment shall be made on the first regular pay day after the Effective Date of this Agreement, provided that, a “catch-up” payment shall be included in such first payment in the event the Effective Date commences after the first regular payroll payment following March 9, 2012. The “catch-up” payment does not change the net amount Executive is to receive under this Section. Failure to make any of these payments as and when due, for any reason, shall be deemed a material breach of this Agreement and shall render any and all release of claims provided by Executive to Employer to be null and void.

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2.          Rights Under The Stock Agreement. Upon the Effective Date of this Agreement, the Executive shall retain the 375,000 shares of common stock that vested as of the date of the Stock Agreement as set forth in Section 2(a)(i) of the Stock Agreement, subject to all terms and restrictions in the Stock Agreement. The Executive agrees to waive and relinquish any right, interest or claim to the non-vested 375,000 shares of common stock identified in Section 2(a)(ii) of the Stock Agreement, and further acknowledges and agrees that he has no other right, interest or claim to any common stock under the Stock Agreement. The Parties agree that this Agreement shall constitute a modification of the Stock Agreement pursuant to Section 15 of the Stock Agreement. This Section does not affect any other right, interest or claim Executive has to stock acquired by means other than the Stock Agreement. Notwithstanding anything to the contrary herein, the Executive shall retain all rights and remedies as a stockholder contained in the Stock Agreement as respects the 375,000 shares of common stock that vested as of the date of the Stock Agreement.

3.          Cobra Payments. Upon the Effective Date of this Agreement, Executive agrees that he shall elect to exercise his rights under COBRA to keep in place his current employer-sponsored health/dental/vision benefits plan for him and his family (which is provided through the Employer’s wholly owned subsidiary, Twistbox Entertainment, Inc.,) (the “Health Plan”) and Employer agrees to pay the monthly premiums for such Health Plan for nine (9) months through and including December 8, 2012. Alternatively, in the event the Health Plan ceases to be available, for any reason, prior to December 8, 2012, Employer shall reimburse the Executive in an amount not to exceed $2500.00 per month in connection with the monthly premium payments made by the Executive for an alternative comparable health plan. Failure to reimburse the Executive for any of these payments as and when due, for any reason, shall be deemed a material breach of this Agreement and shall render any and all release of claims provided by Executive to Employer to be null and void.

4.          Resignation; Hold Harmless. Effective as of the Employer’s execution of this Agreement, the Employer and the Executive agree that the Executive voluntarily resigned his employment, and any other positions including, but not limited to, any position as officer, director or secretary, that he ever held with the Employer Entities. Employer Entities shall take all necessary and immediate action to formally and legally remove the Executive from any such positions and to make all appropriate timely regulatory filings as may be required to effectuate such removal. Notwithstanding anything to the contrary herein, the Employer Entities shall continue to hold harmless and indemnify the Executive as provided in that certain Indemnification Agreement dated February 20, 2011 (the “Indemnity Agreement”) with respect to Executive’s Corporate Status (as that term is defined in the Indemnity Agreement). Executive and Employer agree that the Executive was on an unpaid leave of absence and not accruing any benefits or wages from March 9, 2012 through the date of his execution of this Agreement.

5.          Agreement to Consult and Cooperate. In consideration for the mutual promises and covenants herein, Executive agrees to provide reasonable services and consult for the Employer as reasonably requested by the Employer (as and when Executive is or may be reasonably available) as is necessary to orderly transition his duties and responsibilities as directed by the Employer during the nine (9) month period that he is to receive consulting payments under Section 1 of this Agreement, but in no event beyond December 8, 2013.

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6.          Litigation and Regulatory Cooperation. The Executive shall cooperate reasonably with requests from the Employer Entities’ legal counsel, in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of the Employer Entities which relate to events or occurrences that transpired while the Executive was employed by the Employer Entities. The Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Employer Entities at mutually convenient times. The Executive also shall cooperate fully with the Employer Entities in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while the Executive was employed by the Employer Entities. The Employer shall reimburse the Executive for any reasonable out-of-pocket expenses incurred in connection with the Executive’s performance of obligations pursuant to this Section 6, and if the Executive spends more than five (5) hours in performance of these obligations, the Employer shall pay the Executive $300.00 per hour for each part of an hour over five (5) hours.

7.          No Attendance Required. Executive will not be required to be present at the Employer’s office or perform any regularly scheduled duties for the Employer. Nothing in this Agreement will prevent Executive from undertaking employment with any other entity on a full-time, part-time or consulting basis, subject to the confidentiality, non-solicitation and other restrictions set forth herein and subject to the duties (fiduciary duty and duty of loyalty) owed by an employee to his employer, at any time subsequent to March 9, 2012.

8.          Mutual General Release. In consideration of the mutual promises set forth herein, the Employer, including their past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, as well as their respective past and present directors, officers, shareholders, representatives, employees, agents, attorneys, investors, successors, and assigns, past and present (“the Employer Releasees”), on the one hand, and Executive, including his heirs, executors, administrators, trustees, attorneys, representatives, and assigns (“Executive Releasees”), on the other hand, hereby irrevocably and unconditionally release and forever discharge each other from any and all claims, causes of action, demands, rights, damages, liabilities or suits of any type or kind, whether known or unknown, including, without limitation, any and all claims arising from or in any way related to Executive’s employment with, or separation from the Employer Entities, any compensation of any type or nature from the Employer Entities, the Employment Agreement (except as provided in Section 13 of this Agreement) or the Stock Agreement (except as provided in Section 2 of this Agreement); provided, however, notwithstanding any provision herein to the contrary, nothing in this Agreement shall be deemed a release or waiver of (i) Executive’s rights of indemnification and directors and officers liability insurance coverage to which Executive was entitled immediately prior to the Effective Date under the Employer’s Bylaws, organizational documents, the Employment Agreement, the Indemnity Agreement or otherwise, (ii) Executive’s rights under any tax-qualified pension plan maintained by the Employer or claims for accrued, vested benefits under any other employee benefit plan or COBRA, (iii) Executive’s rights as a stockholder and stock option holder of the Employer and (iv) any rights under this Agreement.

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This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, bonuses, commissions, salary, severance pay, stock, stock options, attorneys’ fees, or other compensation of any sort; retaliation; discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category under federal, state or local law; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, the Family and Medical Leave Act, the California Family Rights Act, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations; violation of ERISA; violation of the Internal Revenue Code; or any other wrongful conduct of any kind, based upon events occurring prior to the Effective Date of this Agreement.

9.          Mutual Release of Unknown Claims. In addition, the Parties expressly release and waive all rights and protections of California Civil Code Section 1542, which reads:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT TO THE DEBTOR.”

The Parties intend this release to be a full and comprehensive general release, waiving all claims, demands and causes of action, known and unknown, to the fullest extent permitted by law. Nothing in this Agreement is intended to nor shall it be interpreted to release any claim which, by law, may not be released.

10.          Reaffirmation of Separation and General Release Agreement. Executive agrees that, on the last day that he has agreed to provide services to Employer pursuant to Section 5 of this Agreement, to execute the Reaffirmation Agreement, attached hereto as Exhibit A, which extends the releases in Paragraphs 8 and 9 of this Agreement to include the period from the date of execution of this Agreement to the execution date of the Reaffirmation Agreement. The Employer shall execute and delivery a copy of the Reaffirmation Agreement to Executive within five (5) business days following receipt thereof from the Executive.

11.          Representations and Warranties. Executive makes the following representations and warranties:

11.1          Executive acknowledges that the consideration set forth in this Agreement are things to which Executive would not be entitled except for his decision to sign this Agreement and to abide by the terms of this Agreement.

11.2          Subject to Section 11.3 below, Executive represents and warrants that, other than what is provided for in this Agreement, the Employer has paid to Executive all wages and other benefits owing and due to him by the Employer as a result of Executive’s employment with and separation from the Employer, including but not limited to all salary, bonuses, commissions, incentive pay, management fees, director fees, grants of stock, issuances of stock options, vacation pay, severance, or any other remuneration in any type or form.

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11.3          Executive represents and warrants that he has no right or interest to additional shares or stock options in the Employer, Twistbox Entertainment, Inc., or any of their past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, other than the following:

a.          An option to purchase 58,669 shares of common stock of Mandalay Digital Group, Inc., all of which are vested on the date hereof, at a strike price of $0.80/share as provided for in the December 6, 2006 Non-Qualified Stock Option Agreement;

b.          An option to purchase 54,725 shares of common stock of Mandalay Digital Group, Inc., all of which are vested on the date hereof, at a strike price of $0.80/share as provided for in the October 2, 2007 Non-Qualified Stock Option Agreement;

c.          375,000 vested shares of common stock of Mandalay Digital Group, Inc. as set forth in Paragraph 2 of this Agreement and as provided for in the Stock Agreement;

d.          An option to purchase 400,000 shares of common stock of Mandalay Digital Group, Inc. , all of which are vested on the date hereof, at a strike price of $0.25/share, as provided for in the February 20, 2011 Non-Qualified Stock Option Agreement;

e.           An option to purchase 50,000 shares of Mandalay Digital Group, Inc., all of which are vested on the date hereof, at a strike price of $4.75/share as provided for in the February 12, 2008 Non-Qualified Stock Option Agreement; and

f.          60,000 vested shares of common stock of Mandalay Digital Group, Inc. issued pursuant to the Restricted Stock Agreement dated March 16, 2009 (the “March 16, 2009 Stock Agreement”).

In connection with the Executive’s period of time to exercise any or all of the above referenced options to purchase common stock of Mandalay Digital Group, Inc., the Executive shall have until the later of (i) one (1) year from the date hereof or (ii) ninety (90) days after the Employer notifies the Executive in writing that it has filed a registration statement covering those non-qualified stock options. The Parties agree that this Agreement shall constitute a modification of each of the non-qualified stock option agreements referenced above, provided however, that Executive’s interest is still subject to all terms and restrictions in each of the non-qualified stock option agreements referenced above, except as provided for in this Agreement. All other rights to equity in Employer, Twistbox Entertainment, Inc., or any of their past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, are hereby terminated and released pursuant to Sections 8 and 9 of this Agreement.

12.          Knowing and Voluntary. Executive represents and agrees that he is entering into this Agreement knowingly and voluntarily and that he is an attorney and that he has had the opportunity to be represented by counsel of his own choosing in connection with the negotiation and drafting of this Agreement. Executive affirms that no promise or inducement was made to cause him to enter into this Agreement, other than the consideration promised to Executive herein. Executive further confirms that he has not relied upon any other statement or representation by anyone other than what is in this Agreement as a basis for his decision to sign this Agreement.

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13.          Execution of Agreement. Executive expressly acknowledges that he has been provided twenty-one (21) days to consider this Agreement and that he was informed in writing that he has the right to consult with counsel regarding this Agreement, and that he has had the opportunity to consult with counsel. To the extent that Executive has taken fewer than twenty-one (21) days to consider this Agreement, Executive acknowledges that he had sufficient time to consider the Agreement and to consult with counsel and that he does not desire additional time.

14.          Revocation. This Agreement is revocable by Executive for a period of seven (7) calendar days following his execution of this Agreement. The revocation must be in writing, must specifically revoke this Agreement, and must be received by the Employer prior to the eighth calendar day following the execution of this Agreement. This Agreement becomes effective, enforceable and irrevocable on the eighth (8th) calendar day following Executive’s execution of this Agreement (the “Effective Date”).

15.          Attorney-Client Confidentiality, Confidential Information, Non-Solicitation and Cooperation. Executive acknowledges and agrees that Section 8 of the Employment Agreement shall remain in full force and effect and expressly agrees to remain bound by the provisions therein.

16.          Non-Disclosure of this Agreement. Executive agrees not to disclose the terms of this Agreement, any claims he has or might have against the Employer, or any of the facts and circumstances which gave rise to the separation of Executive’s employment with the Employer or which led to the execution of this Agreement, except in the following circumstances:

a.          Executive may disclose the terms of this Agreement to Executive’s immediate family, so long as such family members agree to be bound by the confidential nature of this Agreement;

b.          As long as they are advised in writing of the confidential nature of this Agreement, Executive may disclose the terms of this Agreement to: (i) Executive’s tax advisors; (ii) taxing authorities if requested by such authorities; and (iii) Executive’s legal counsel; and

c.          Pursuant to the order of a court or governmental agency of competent jurisdiction, or for purposes of securing enforcement of the terms and conditions of this Agreement should that ever be necessary.

17.          Taxes/Withholdings. All payments under this Agreement are subject to any applicable employment or tax withholdings or deductions. In addition, the parties hereby agree that it is their intention that all payments or benefits provided under this Agreement comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and this Agreement shall be interpreted accordingly. Executive hereby is advised to seek independent advice from Executive’s tax advisor(s) with respect to the application of Section 409A of the Code to any payments under this Agreement. Notwithstanding the foregoing, the Employer does not guarantee the tax treatment of any payments or benefits under this Agreement, including without limitation under the Code, federal, state or local laws. The Employer shall have the right to withhold from any cash consideration paid hereunder any applicable withholding taxes due in connection with any of the cash consideration paid hereunder, and will timely remit to applicable taxing authorities all withholding taxes or other taxes it is required by law to remit in connection therewith.

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18.          Public Disclosure. In connection with the Employer’s public disclosure requirements related to the Executive’s resignation and upon inquiry from a prospective employer or third party, it will limit the disclosure to the following statement: The parties have entered into a consulting arrangement whereby Mr. Mandell shall provide certain non-exclusive consulting services to the Employer through December 8, 2012 in exchange for periodic payments totaling $125,000 and the Employer’s payment of his COBRA premium payments. Notwithstanding anything in this Agreement to the contrary (including this Section 18), the Company shall be entitled to summarize this Agreement in a publicly filed Current Report on Form 8-K or other appropriate SEC form and file this Agreement as an exhibit to an appropriate publicly filed SEC form, if the Company in good faith determines that such summary and/or filing is required by applicable SEC rules.

19.          Dispute Resolution. In the event of any dispute or controversy arising out of, or relating to, any interpretation, construction, performance, termination or breach of this Agreement, the parties hereto agree to submit such dispute or controversy to binding arbitration before one arbitrator at JAMS in Santa Monica, California, in accordance with the rules governing employment disputes of JAMS then in effect. A link to the current JAMS Employment Arbitration Rules & Procedures can be found at the following link: http://www.jamsadr.com/rules-employment-arbitration/. Such arbitration shall be conducted in accordance with Section 1280 et seq. of the California Code of Civil Procedure. Each party hereby waives any right it may have to object to JAMS having sole and exclusive jurisdiction to adjudicate any such dispute and stipulates that the Arbitrator shall have personal jurisdiction over each party for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement.

The arbitrator shall be selected by the mutual agreement of the parties. If the parties cannot agree on an arbitrator, the parties shall alternately strike names from a list provided by the American Arbitration Association until only one name remains.

Notwithstanding anything to the contrary in the rules governing employment disputes of JAMS, the arbitration shall provide (i) for written discovery and depositions as provided under California law, and (ii) for a written decision by the arbitrator that includes the essential findings and conclusions upon which the decision is based which shall be issued no later than thirty (30) days after a dispositive motion is heard and/or an arbitration hearing has completed.

The Executive and the Employer shall have the same amount of time to file any claim against any other party as such party would have if such a claim had been filed in state or federal court. In conducting the arbitration, the arbitrator shall follow the rules of evidence of the State of California (including but not limited to all applicable privileges), and the award of the arbitrator must follow California and/or federal law, as applicable.

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The decision of the Arbitrator shall be final and binding on all the parties to the arbitration, shall be non-appealable and may be enforced by a court of competent jurisdiction. The Employer shall advance all fees and costs in connection with the arbitration. The prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorney’s fees and costs, as well as the costs and fees paid to the arbitrator or JAMS, to the extent allowed by law. The Arbitrator may grant any legal or equitable remedy appropriate including, without limitation, injunctive relief or specific performance, but shall not have the power to grant any remedy that would not be available in a state or federal court in California. By entering into this arbitration provision, the Employer is not waiving the attorney-client privilege.

20.          Binding Effect of this Agreement. This Agreement is binding upon Executive and Executive’s successors, assigns, heirs, executors, administrators and legal representatives.

21.          No Admission. This Agreement may not be cited as, and does not constitute any admission by any Party of, any violation of any law or legal obligation with respect to any aspect of Executive’s employment or separation from the Employer or with respect to any other matter which is the subject of this Agreement. The Parties specifically deny that they violated any law, statute, ordinance or regulation.

22.          Severability. If any portion of this Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining portions of this Agreement. Each party agrees that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law.

23.          Entire Agreement. This Agreement sets forth the entire agreement between the parties and fully supersedes all other oral or written understandings or agreements between the parties pertaining to Executive’s employment with and separation from the Employer, including but not limited to the Employment Agreement and the Stock Agreement, except as provided in Sections 2 and 15 of this Agreement. Notwithstanding anything to the contrary contained in the Employment Agreement, Executive and the Employer acknowledge and agree that no provisions of, or any covenants of either party contained in, the Employment Agreement shall be deemed to survive the Effective Date other than Executive’s obligations under Section 8 of the Employment Agreement and the Employer’s obligations under Section 18 of the Employment Agreement. Executive and the Employer agree that no promises, representations, or inducements have been made to either of them which caused either of them to sign this Agreement other than those which are expressly set forth herein. For the avoidance of doubt, this provision shall have no effect whatsoever with respect to (i) Executive’s rights of indemnification and directors and officers liability insurance coverage to which Executive was entitled immediately prior to the Effective Date under the Employer’s Bylaws, organizational documents, the Employment Agreement, the Indemnity Agreement or otherwise, (ii) Executive’s rights under any tax-qualified pension plan maintained by the Employer or claims for accrued, vested benefits under any other employee benefit plan or COBRA, and (iii) Executive’s rights as a stockholder and stock option holder of the Employer.

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24.          Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, all of which together will constitute one and the same agreement. A facsimile copy or pdf copy of a party’s signature on this Agreement will be deemed as an original.

25.          Modification. This Agreement may not be changed or altered, except by a writing signed by an authorized representative of the Employer and by Executive.

26.          Governing Law. This Agreement is entered into in the State of California, and the laws of the State of California will apply to any dispute concerning it, excluding the conflict-of-law principles thereof.

27.          Waiver. The failure to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or to affect the validity of this Agreement or the right of any Party to enforce this Agreement.

28.          Ambiguities. Both Parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each Party shall have an opportunity to present evidence as to the actual intent of the Parties with respect to any such ambiguous language.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

IN WITNESS WHEREOF, this Agreement has been executed by the Employer and by the Executive as of the Effective Date.

EMPLOYER

Mandalay Digital Group, Inc., a Delaware Corp.

By:	Dated:

EXECUTIVE

Dated:
David Mandell

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EXHIBIT A

REAFFIRMATION OF SEPARATION AND RELEASE AGREEMENT

By his signature below, David Mandell (“Executive”) hereby reaffirms the Separation and General Release Agreement entered into between Mandalay Digital Group, Inc., previously known as NeuMedia, Inc. (the “Employer”) and Executive on March __, 2012 (“the Separation Agreement”), which is incorporated herein by reference as if set forth fully (this agreement shall hereafter be referred to as the “Reaffirmation”). The intent of this Reaffirmation is to effectuate a complete release of all matters released, as described in Paragraphs 8 and 9 of the Separation Agreement (the “Released Matters”), while extending the timeframe of that release, and its full effect, to and including the date of Executive’s signature below.

1. Reaffirmation of Executive’s Release of Known and Unknown Claims. In reaffirming the Separation Agreement and in consideration of the Employer’s release herein, the Executive, including his heirs, executors, administrators, trustees, attorneys, representatives, and assigns, hereby irrevocably and unconditionally release and forever discharges the Employer, including their past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, as well as their respective directors, officers, shareholders, representatives, executives, agents, attorneys, investors, successors, and assigns, past and present from any and all claims, causes of action, demands, rights, damages, liabilities or suits of any type or kind, whether known or unknown, including, without limitation, any and all claims arising from or in any way related to Executive’s employment with, or separation from the Employer, any compensation of any type or nature from the Employer, the Employment Agreement or the Stock Agreement; provided, however, notwithstanding any provision herein or in the Separation Agreement to the contrary, nothing in this Reaffirmation shall be deemed a release or waiver of any rights under the Separation Agreement or this Reaffirmation.

This release specifically includes, but is not limited to, any claims for fraud; breach of contract; breach of implied covenant of good faith and fair dealing; inducement of breach; interference with contract; wrongful or unlawful discharge or demotion; violation of public policy; assault and battery (sexual or otherwise); invasion of privacy; intentional or negligent infliction of emotional distress; intentional or negligent misrepresentation; conspiracy; failure to pay wages, benefits, vacation pay, bonuses, commissions, salary, severance pay, stock, stock options, attorneys’ fees, or other compensation of any sort; retaliation; discrimination or harassment on the basis of age, race, color, sex, gender, national origin, ancestry, religion, disability, handicap, medical condition, marital status, sexual orientation or any other protected category under federal, state or local law; any claim under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the California Fair Employment and Housing Act, the California Labor Code, the Family and Medical Leave Act, the California Family Rights Act, or Section 1981 of Title 42 of the United States Code; violation of COBRA; violation of any safety and health laws, statutes or regulations; violation of ERISA; violation of the Internal Revenue Code; or any other wrongful conduct of any kind, based upon events occurring prior to the date of execution of this Agreement.

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2. Employer’s Release of Known and Unknown Claims. In consideration for Executive’s unrevoked execution of this Reaffirmation, the Employer and the Employer’s past and present affiliated, parent, related, and subsidiary companies, joint ventures and partnerships, as well as their respective past and present directors, officers, shareholders, representatives, employees, agents, attorneys, investors, successors, and assigns, past and present (“Company Releasors”), agree unconditionally and forever to waive, release and discharge Executive, including his heirs, executors, administrators, trustees, attorneys, representatives, and assigns (“Executive Releasees”) from any and all claims, actions, causes of action, demands, rights, or damages of any kind or nature which they may now have, or ever have, whether known or unknown, including but not limited to any claims, causes of action or demands of any nature arising out of or in any way relating to Employee’s employment with, or separation from the Employer.

3. Mutual Release of Unknown Claims. In addition, the parties expressly release and waive all rights and protections of California Civil Code Section 1542, which reads:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT TO THE DEBTOR.”

          The parties intend this release to be a full and comprehensive general release, waiving all claims, demands and causes of action, known and unknown, to the fullest extent permitted by law. Nothing in this Agreement is intended to nor shall it be interpreted to release any claim which, by law, may not be released.

4. Review and Revocation Period. Executive also understands and acknowledges that the review and revocation rights described in the Separation Agreement at Paragraphs 13 and 14 apply equally to this Reaffirmation of Separation Agreement, including the period of twenty-one (21) days to consider the terms of this Reaffirmation and seven (7) days following the date of execution of this Reaffirmation to revoke. The revocation must be in writing, must specifically revoke this Reaffirmation, and must be received by the Employer prior to the eighth calendar day following the execution of this Agreement. This Reaffirmation becomes effective, enforceable and irrevocable on the eighth (8th) calendar day following Executive’s execution of this Reaffirmation and the Employer’s execution and delivery to Executive of a counter-signed copy of this Reaffirmation.

PLEASE READ CAREFULLY. THIS AGREEMENT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS. THE UNDERSIGNED AGREE TO THE TERMS OF THIS AGREEMENT AND VOLUNTARILY ENTER INTO IT WITH THE INTENT TO BE BOUND THEREBY.

Mandalay Digital Group, Inc.

Dated:	By:

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I have carefully read this Reaffirmation and understand that it contains a release of known and unknown claims. I acknowledge and agree to all of the terms and conditions of this Reaffirmation. I further acknowledge that I enter into this Reaffirmation voluntarily with a full understanding of its terms.

Dated:
David Mandell

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